                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Community Shores Bank Corporation on Form S-8 (Registration Nos.333-89655 and 333-107675) of our report dated March 14, 2007 on the 2006 consolidated financial statements of Community Shores Bank Corporation, which report is included in the 2006 Annual Report on Form 10-KSB of Community Shores Bank Corporation.


                                        /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 26, 2007